Exhibit 10.10

LGX Energy Corp.

BRIDGE LOAN NOTE & STOCK UNITS

CONTENTS

1.	Interest
2.	Additional Consideration
3.	Representations and Warranties by the Corporation
4.	Representations and Warranties by the Note Holders
5.	Holder Acknowledgements and Covenants
6.	Payment

(a) Interest
(b) Maturity
(c) Manner and Place of Payment

7.	Prepayment
8.	Fractional Shares
9.	Default
10.	Remedies upon Default

(a) Acceleration
(b) Remedies at Law and in Equity

11	Attorneys’ Fee, Costs, and Other Expenses
12.	Assignment; Obligations Binding on Successors
13.	Notices
14.	Governing Law
15.	Headings
16.	Entire Agreement
17.	Waiver
18.	Taxpayer Identification Number Certification.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ENCUMBERED, OR OTHERWISE DISPOSED OF EXCEPT UNDER SATISFACTION OF CERTAIN CONDITIONS. INFORMATION CONCERNING THESE RESTRICTIONS MAY BE OBTAINED FROM THE CORPORATION OR ITS LEGAL COUNSEL. ANY OFFER OF DISPOSITION OF THESE SECURITIES WITHOUT SATISFACTION OF SAID CONDITIONS WILL BE WRONGFUL AND WILL NOT ENTITLE THE TRANSFEREE TO REGISTER OWNERSHIP OF THE SECURITIES WITH THE CORPORATION.

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Subject to the terms of this Agreement, LGX Energy Corp., a Nevada corporation (the “Maker”), agrees to pay to the order of ________________ (the “Holder”) the principal sum of ___________US Dollars (__________) (the “Principal Sum”) together with any accrued interest, upon the terms and conditions provided in this Convertible Note (the “Note”). The Effective Date of the Note shall be the date the Maker signs the Note.

1.

Interest

The unpaid balance of the Principal Sum shall bear simple interest at a fixed rate equal to ten percent (10%) per annum from the effective date of this note until such balance is paid.

2

Additional Consideration

As additional consideration, holder shall receive two (2) shares of the Maker’s common stock (the “Shares”) for each five whole dollars of the principal amount of this Note. No fractional Shares shall be issued. Any fractional Shares shall be rounded-down to the nearest whole number of shares. The shares issued shall be restricted shares and bear any applicable piggyback and demand registration rights.

3.

Representations and Warranties by Corporation

The Company hereby represents and warrants to the Holders that the Notes and Additional Consideration Shares (together the “Units”) have been duly authorized and, when issued in accordance with this Agreement will be validly issued, fully paid and non-assessable Convertible Notes and Shares.

4.

Representations and Warranties by Note Holders

Holder hereby represents, warrants, acknowledges and/or agrees as follows:

(a) This Agreement constitutes the legal, valid, and binding obligation of the Holder, enforceable against the Holder in accordance with its respective terms.

(b) The Holder is an “accredited investor” within the meaning of Rule 501(a) of the Securities and Exchange Commission Regulation D. _______. (Initial Here).

(c) The Holder either: (i) has been and will continue to be active in the day-to-day business and management of the Company and as a result of such involvement has full knowledge of the Company’s business, prospects, assets, liabilities, management, operations, contractual arrangements and risk factors or (ii) has conducted his, her or its own, thorough investigation of the Company and as a result of such investigation has full knowledge of the Company’s business, prospects, assets, liabilities, management, operations, contractual arrangements and risk factors.

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(d) The Holder is acquiring the Units without being furnished any sales literature or prospectus concerning the Company.

(e) The Holder is acquiring the Units solely for his, her or its own account for investment purposes and not with a view to resale or distribution of all or any part thereof. The Holder has no present arrangement, understanding or agreement for transferring or disposing of all or any part of the Units.

(f) The Holder acknowledges that all material documents, records and books pertaining to this investment and the Company have been made available to the Holder, and that the Company has made available to the Holder and the Holder’s representatives, the opportunity to ask questions of, and receive answers from, the Company, concerning the Company and the terms and conditions of the investment and to obtain any additional information, to the extent that the Company possesses such information, or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information given to the Holder or otherwise to make an informed investment decision.

(g) The Holder understands that the Units are being offered and sold in reliance on specific exemptions from the registration requirements of Federal and state law and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments, and understandings set forth herein in order to determine the applicability of such exemptions and the suitability of the Holder to acquire the Shares.

(h) The Holder understands that the Holder is not entitled to cancel, terminate, or revoke this subscription.

(i) The Holder understands that (i) the Units have not been registered under the Securities Act or any state securities or “Blue Sky” laws pursuant to exemptions therefrom, (ii) the Company has no obligation or intention to register the Units for resale under any federal or state securities laws, or to take any action (including the filing of reports or the publication of information required by Rule 144 under the Securities Act) which would make available any exemption from the registration requirements of such laws, and (iii) it is likely that the Holder, therefore, may be precluded from selling or otherwise transferring or disposing of any Units or any portion thereof and may therefore have to bear the economic risk of investment in the Units for an indefinite period.

(j) No broker or finder has acted for the Holder in connection with its purchase of the Units and no broker or finder is entitled to any broker’s or finder’s fees or other commissions in connection therewith based on agreements between the Holder and any broker or finder.

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The foregoing representations, warranties, and covenants and all other information which the Holder has provided to the Company concerning the Holder and the Holder’s financial condition (or concerning the entity or organization which the Holder represents and its financial condition) are true and accurate as of the date hereof.

5.

Holder Acknowledgments and Covenants.

The Holder acknowledges and covenants that:

(a) No federal or state agency has passed on, has recommended, or has endorsed the merits of the Units or this Offering.

(b) The Units have not been registered under the Securities Act or any applicable state securities laws by reason of exemptions from the registration requirements of the Securities Act and Such Laws, and the Units (or any part thereof) may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement for the Units under the Securities Act and all applicable state securities laws, or unless an exemption from such registration is available.

(c) Appropriate restrictive endorsements(s) will be placed upon the certificates evidence the Units (or any part thereof) subscribed to hereby to reflect the foregoing and that the Company will give appropriate stop transfer instructions to the persons(s) in charge of the transfer of its securities.

6.

Payment

(a) Interest. Maker shall pay all accrued interest at the time the principal amount is paid in full.

(b) Maturity. Maker shall pay Holder the outstanding Principal Sum plus all accrued interest on the date that is six months (6) from the Effective Date (the “Maturity Date”).

(c) Manner and Place of Payment. All payments shall be made by checks drawn on Maker’s corporate bank account and shall be denominated in the lawful currency of the United States of America. All payments shall be made to Holder at the address specified in Section 13 or at such other place as Holder may specify in writing.

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7.

Prepayment

Maker may prepay any amount owing under this Note without premium or penalty prior to the date of prepayment.

8.

Fractional Shares

The Maker shall not be required to issue fractional shares upon conversion of the Note but shall round down to the nearest whole number of shares upon conversion.

9.

Default

The term “Default” as used in this Note means any of the following events:

(i) Maker fails to pay any payment of principal or accrued and unpaid interest due on this Note within 15 days of the time that it receives notice from Holder that such payment is past due: or

(ii) Maker admits, in writing, its inability to pay its debts as they become due.

10.

Remedies upon Default

(a) Acceleration. Upon Default, Holder may, by written notice to Maker, accelerate the due date of the Principal Sum owing under this Note. Such accelerated amounts shall become immediately due and payable upon receipt of such notice by Maker.

(b) Remedies at Law and in Equity. If Holder accelerates the amounts owing under this Note or upon Default at the Maturity Date, Holder shall have the right to pursue any or all remedies available at law or in equity, including, but not limited to, the right to bring suit on the Note and the right to foreclose on the security interest pledged.

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11.

Attorneys’ Fees, Costs, and Other Expenses

Maker agrees to pay all costs and expenses which Holder may incur in enforcing this Note upon Default, including, but not limited to, reasonable attorneys’ fees, expenses and costs incurred in any action undertaken with respect to this Note, or any appeal of such an action.

12.

Assignment; Obligations Binding on Successors; Legend on Certificates Issued

Maker may not assign any of its rights, duties, or obligations under this Note without the prior written consent of Holder. This Note shall bind Maker and its successors and assigns. All rights and powers established in this Note shall benefit Holder and Holder’s successors and assigns; provided, however, that all transfers of this Note by Holder are subject to the restrictions described in the legend which will be printed on any share certificates as follows:

13..

Notices

All notices, requests, consents, payments and other communications required or provided for herein to any party shall be in writing, and shall be deemed to be given when: (a) delivered in person; (b) sent by first class registered or certified mail with postage prepaid; (c) delivered by overnight receipted courier service; or (d) except with respect to payments, sent by confirmed facsimile transmission. Notices shall be sent to the addresses set forth below, or to such other addresses as may hereafter be designated in writing by the party:

(i)	If to the Maker:	(ii)	If to Holder:

LGX Energy Corp.
6 ½ N 2nd Ave
Walla Walla, WA 99362
Ph: 509-460-2518

Attn : Howard Crosby

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14.

Governing Law

This Note will be construed, and the rights, duties and obligations of the parties will be determined, in accordance with the laws of the State of Nevada.

15.

Headings

Headings used in this Note have been included for convenience and ease of reference only, and will not, in any manner, influence the construction or interpretation of any provision of this Note.

16.

Entire Agreement

This Note Agreement represents the entire understanding of the parties with respect to the transaction giving rise to the issuance of the Note. There are no other prior or contemporaneous agreements, either written or oral, between the parties with respect to this subject.

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17.

Waiver

No right or obligation under this Note will be deemed to have been waived unless evidenced by a writing signed by the party against whom the waiver is asserted, or by the party’s duly authorized representative. Any waiver will be effective only with respect to the specific instance involved, and will not impair or limit the right of the waiving party to insist upon strict performance of the right or obligation in any other instance, in any other respect, or at any other time.

MAKER: LGX Energy Corp.

BY:
Howard Crosby, CEO

DATE:

HOLDER:

ADDRESS:

EMAIL:

Attn:

BY:

DATE:

Wire Details for LGX Energy Corp.

LGX Energy Corp.

6 ½ N. 2nd Ave. Suite 201

Walla Walla WA 99362

Baker Boyer Bank

7 West Main Street

Walla Walla, WA 99362

ABA: 123300153

ACCT #: 0039340013.

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18.

Taxpayer Identification Number Certification.

Social Security or Tax I.D. No.	Social Security or Tax I.D. No.

I declare that the number shown in this Subscription Agreement is my correct taxpayer identification number and/or social security number (or I am waiting for a number to be issued to me), that I have read and understood the foregoing documents, and that I desire to purchase the shares herein under the terms set forth in this Subscription Agreement.

Signature	Signature

Date	Date

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TYPE OF OWNERSHIP (Check one)

[ ] INDIVIDUAL OWNERSHIP (One signature required)	[ ] COMMUNITY PROPERTY (one signature required if interest held in one name, i.e., managing spouse; two signatures required if interest held in both names)

[ ] JOINT TENANTS WITH RIGHT OF SURVIVORSHIP (both or all parties must sign)	[ ] CORPORATION

[ ] PARTNERSHIP (Please include a copy of the Statement of Partnership Agreement authorizing signature)	[ ] TRUST (Please include a copy of the Trust Agreement)

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The undersigned has executed this Subscription Agreement this _____ day of ____________________.

______________________________	______________________________
Subscriber #1 Signature	Subscriber #2 Signature
______________________________	______________________________
Subscriber #1 Print/Type Name and Title	Subscriber #2 Print/Type Name and Title
Telephone ______________________	Telephone ______________________
Email address	Email address
______________________________	______________________________
Street Address	Street Address
______________________________	______________________________
City/St/Zip	City/St/Zip

SUBSCRIPTION ACCEPTED:
LGX Energy, Inc.

By: ______________________________
Howard Crosby, CEO

Dated: ______________________________

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